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                                                                       EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into this 6th day of August, 2002, by and between Input/Output Inc., a Delaware corporation (the "Company"), and SCF-IV, L.P., a Delaware limited partnership ("SCF").

                                    Recitals:

         This Agreement is made pursuant to the Exchange Agreement, dated August 6, 2002, between the Company and SCF (the "Exchange Agreement"). In order to induce SCF to enter into the Exchange Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

                                   Agreement:

         The parties hereby agree as follows:

         1.  DEFINITIONS.

         As used in this Agreement, the following terms will have the following meanings:

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Demand Registration" has the meaning set forth in Section 3(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Majority" means 51% or more.

         "Market Price" means with respect to the Common Stock, on any given day, the last reported sale price or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices, in either case on the New York Stock Exchange or the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (i) the closing sale price for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or (ii) if such security is so traded, but not so quoted on such day, the average of the closing reported bid and ask prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (iii) if such security is not listed on the Nasdaq Stock Market or any comparable system but is actively traded, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price shall be deemed to be the fair value per share of such security as determined by a nationally recognized investment banking firm selected by the Company's Board of Directors and, for so long as SCF holds at least 25% of the Registrable Securities, is reasonably acceptable to SCF.

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         "Person" means any individual, partnership, corporation, limited liability company, trust or unincorporated organization or association, or a government or agency or political subdivision thereof.

         "Piggyback Registration" has the meaning set forth in Section 4(a).

         "Registration Expenses" has the meaning set forth in Section 7(a).

         "Registrable Securities" means the Underlying Shares and any other securities issued or issuable with respect to the Underlying Shares by way of stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization; provided, however, that a Registrable Security shall cease to be a Registrable Security to the extent provided in Section 2(a).

         "Rule 144" means Rule 144 under the Securities Act (or any similar provisions then in force).

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Underlying Shares" means all shares of Common Stock issuable by the Company upon exercise or conversion of the Warrant.

         "Underwritten registration" or "underwritten offering" means any registration in which securities of the Company are sold pursuant to a firm commitment underwriting.

         "Warrant" means the warrant issued pursuant to the Exchange Agreement.

         2.  SECURITIES SUBJECT TO THIS AGREEMENT.

             (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Registrable Security. A Registrable Security shall cease to be a Registrable Security when (i) it has been disposed of in a transaction effectively registered under the Securities Act, (ii) has been sold pursuant to Rule 144,
(iii) it is held by a Person not entitled to the benefits of registration rights under this Agreement by virtue of Section 11(f) hereof, (iv) if the holder thereof is an "affiliate" of the Company within the meaning of Rule 144, at such time as the Registrable Securities held by such holder constitute less than 1% of the then outstanding shares of Common Stock and such Registrable Securities could be sold without registration pursuant to Rule 144, (v) if the holder thereof is not an "affiliate" of the Company within the meaning of Rule 144, at such time as the Registrable Securities held by such holder constitute less than 4% of the then outstanding shares of Common Stock and such Registrable Securities could be sold freely pursuant to paragraph (k) of Rule 144, or (vi) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing the legend set forth in Section 4.4 of the Exchange Agreement (or other legend of


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similar import) has been delivered (not subject to any stop transfer order) by or on behalf of the Company and no other restriction on transfer exists.

             (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities (whether upon conversion, exercise or exchange of other securities or otherwise), disregarding any legal restrictions upon the exercise of such right, whether or not such acquisition has actually been effected.

         3.  DEMAND REGISTRATION.

             (a) Requests for Registration. Subject to the provisions of Section 3(b), SCF or any holder or holders of at least a Majority of the then outstanding Registrable Securities may request at any time a registration by the Company under the Securities Act of all or part of their Registrable Securities (a "Demand Registration"); provided, however that the number of Registrable Securities to be included in such Demand Registration must be at least 500,000 (such number of shares to be appropriately adjusted in the event of any stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization). Within ten days after receipt of such request, the Company will serve written notice by overnight courier of such registration request to all holders of Registrable Securities and will, subject to the provisions of Section 3(b), include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 business days after distribution to the applicable holder of the Company's notice. All requests made pursuant to this Section 3(a) will specify the amount of Registrable Securities to be registered and will also specify the intended method of disposition thereof; provided, however, that such method of disposition will be limited to an underwritten offering if requested by the holders of a Majority of the Registrable Securities requested to be included in such registration.

             (b) Number of Registrations. The holders of Registrable Securities will be entitled to request only one Demand Registration. A registration initiated as a Demand Registration will not constitute a Demand Registration for the purposes of the foregoing (i) unless such registration has been declared effective by the SEC and remains effective for the period set forth in Section 6(a)(iii); provided, however, that, if more than 15% of the Registrable Securities requested to be included in a Demand Registration which is an underwritten registration can be excluded therefrom by reason of the provisions of Section 3(d), the holders of Registrable Securities will be entitled to one additional Demand Registration or (ii) if after such registration has been declared effective by the SEC it is subject to any stop order, injunction or other adverse order or action of the SEC or other governmental authority.

             (c) No Rights of Company or Other Securityholders to Piggyback on Demand Registrations. Neither the Company or any of its securityholders (other than the holders of Registrable Securities in such capacity) has any right to include any of the Company's securities in a registration statement initiated as a Demand Registration under this Section 3, unless (i) such securities are of the same class as the Registrable Securities being registered, (ii) the holders of a Majority of the Registrable Securities being registered in such registration consent to such

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inclusion in writing, subject to Section 3(d), (iii) if such Demand Registration is an underwritten offering, the managing underwriters agree that some or all of such securities can be included without adversely affecting such offering or offering price and (iv) the Company or the selling securityholders, as applicable, agree to sell their securities on the same terms and conditions as apply to Registrable Securities and the holders of such Registrable Securities. If any securityholders of the Company (other than the holders of Registrable Securities in such capacity) register securities of the Company pursuant to a Demand Registration hereunder in accordance with the provisions of this Section 3(c), such securityholders will pay the fees and expenses of counsel to such security holders and their pro rata share of the Registration Expenses if such pro rata share of the Registration Expenses for such registration are not paid by the Company for any reason.

             (d) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company and the selling holders of the Registrable Securities in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number of securities which can be sold in such offering without adversely affecting the proposed offering or the offering price, the Company will include in such registration the number of Registrable Securities which in the opinion of such underwriters can be sold without adversely affecting the proposed offering or the offering price, and such securities will be allocated pro rata among the holders of Registrable Securities on the basis of the number of the Registrable Securities requested to be included in such registration by their respective holders. If securities (other than Registrable Securities) are proposed to be included by the Company or its other securityholders in a Demand Registration which is an underwritten offering (subject to and in accordance with the provisions of Section 3(c)) and the managing underwriters advise the Company and the selling holders of Registrable Securities in writing that fewer than all of said other securities can be sold, in addition to all the Registrable Securities being registered, without adversely affecting the proposed offering or the offering price in such underwritten offering, those other securities which are permitted to be included will be allocated among the Company and the other securityholders in such proportions as such securityholders and the Company may agree.

             (e) Selection of Underwriters. If any Demand Registration is an underwritten offering, or a best efforts underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company; provided, however, such investment bankers and manages must be reasonably satisfactory to the holders of a Majority of the Registrable Securities requested to be included in such offering.

             (f) Other Registration Rights Agreements. Without the prior written consent of the holders of a Majority of the Registrable Securities, the Company will not enter into any new registration rights agreements that adversely affect in any material respect the rights of the holders of the Registrable Securities.

         4.  PIGGYBACK REGISTRATIONS.

             (a) Right to Piggyback. Whenever the Company proposes to register any securities under the Securities Act (excluding registrations on Form S-4 or S-8 or equivalent

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forms), other than pursuant to a Demand Registration under Section 3 (a
"Piggyback Registration"), the Company will give written notice to all holders of Registrable Securities of its intention to effect such a registration not later than the earlier to occur of (i) the tenth day following receipt by the Company of notice of exercise of other demand registration rights or (ii) 30 days prior to the anticipated filing date. Subject to the provisions of Section 4(c) and (d), the Company will include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the receipt by the applicable holder of Registrable Securities of the Company's notice. The holders of Registrable Securities will be permitted to withdraw all or any part of such holder's Registrable Securities from a Piggyback Registration at any time prior to the date such Piggyback Registration becomes effective with the SEC, provided that, in the case of an underwritten offering, such withdrawal is consistent with customary and reasonable restrictions agreed upon by the managing underwriter. If a Piggyback Registration is an underwritten offering effected under (i) Section 4(c), all Persons whose securities are included in the Piggyback Registration will be obligated to sell their securities on the same terms and conditions as apply to the securities being issued and sold by the Company or (ii) Section 4(d), all Persons whose securities are included in the Piggyback Registration will be obligated to sell their securities on the same terms and conditions as apply to the securities being sold by the Person or Persons who initiated the Piggyback Registration under Section 4(d). Notwithstanding the foregoing, if, at any time after giving written notice of a Piggyback Registration but prior to the effective date of the registration statement filed in connection therewith, the Company shall determine for any reason not to register such securities, the Company may, at its election give written notice of such determination to the holders of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in such registration.

             (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities included in a Piggyback Registration will be paid by the Company.

             (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the total number or dollar amount of securities requested to be included in such registration exceeds the number or dollar amount of securities which can be sold in such offering without adversely affecting the offering or the offering price, the Company will include in such registration: (i) first, all securities the Company proposes to sell, (ii) second, up to the full number or dollar amount of Registrable Securities requested to be included in such registration in excess of the number or dollar amount of securities the Company proposes to sell which, in the opinion of such underwriters, can be sold without adversely affecting the offering or the offering price (allocated pro rata among the holders of such Registrable Securities on the basis of the dollar amount or number of Registrable Securities requested to be included therein by each such holder) and
(iii) third, such other securities (provided such securities are of the same class as the securities being sold by the Company) as are requested to be included in such registration equal to the balance, if any, allocated among the holders of such securities in such proportions as the Company and such holders may agree.

             (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (other

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holders of Registrable Securities in their capacity as such), and the managing underwriters advise the Company in writing that in their opinion the dollar amount or number or securities requested to be included in such registration exceeds the dollar amount or number of securities which can be sold in such offering without adversely affecting the offering or the offering price, the Company will include in such registration (i) first, the number or dollar amount of securities which in the opinion of such underwriters can be sold without adversely affecting the offering or the offering price of the securities intended to be included therein on behalf of the other holders of the Company's securities, allocated among the holders of such securities in such proportions as the Company and such holders may agree, and (ii) to the extent of the balance, if any, the Registrable Securities requested to be included in such registration, allocated pro rata among the holders of such Registrable Securities on the basis of the dollar amount or number of securities requested to be included therein by each such holder.

             (e) Underwritten Offering of Different Classes of Securities. Notwithstanding anything to the contrary in this Section 4, if a Piggyback Registration is an underwritten offering of a class of securities of the Company different from the Registrable Securities proposed to be included in such offering and the managing underwriters advise that in their opinion Registrable Securities of a different class cannot be included in such offering without adversely affecting the offering or the offering price, then the holders of the Registrable Securities shall not be entitled to include Registrable Securities in such registration.

             (f) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, as between the Company and the holders of Registrable Securities, the Company will have the right to select the investment banker or investment bankers and manager or managers to administer the offering.

         5.  DEFERRAL OF FILING.

         Notwithstanding anything to the contrary in this Agreement, the Company may defer the filing (but not the preparation) of a registration statement required by Section 3 until a date not later than 60 days (less the number of days during the previous twelve months that the use of a prospectus was suspended pursuant to this Section 5 or Section 11(a)) after the date of receipt by the Company of a request for a Demand Registration if at the time the Company receives such request it is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed) and the Company determines in good faith that such disclosure would be materially detrimental to the Company and its shareholders. Any registration statement the filing of which is deferred pursuant to the foregoing shall be filed forthwith if the negotiations or other activities are disclosed or terminated. In order to defer the filing of a registration statement pursuant to this Section 5, the Company shall promptly, upon determining to seek such deferral, deliver to each requesting holder a certificate signed by the President or Chief Financial Officer of the Company stating that the Company is deferring such filing in accordance with this Section 5. Within 20 days after receiving such certificate, the requesting holder may withdraw such request by giving notice to the Company, and, if withdrawn, the request for a Demand Registration shall be deemed not to have been made for all

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purposes of this Agreement, provided that the Company may defer the filing of a registration statement pursuant to the foregoing not more than once during any twelve month period.

         6.  REGISTRATION PROCEDURES.

             (a) Whenever the Company is obligated to register any Registrable Securities in accordance with the terms and conditions of this Agreement, the Company will use its best efforts to effect the registration and to permit the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                 (i) prepare and file with the SEC, not later than 60 days after receipt of a request to file a registration statement with respect to such Registrable Securities, a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a Majority of the Registrable Securities being registered in such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; each such registration statement will be on a form for which the Company then qualifies, which is available for the sale of the Registrable Securities in accordance with the intended method of disposition thereof and which is reasonably satisfactory to the holders of a Majority of the Registrable Securities being registered (or the managing underwriters in the case of a firm or best efforts underwriting offering);

                 (ii) notify each seller of Registrable Securities of any stop order issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it at the earliest possible time if entered;

                 (iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days, or such shorter period as may be required if all Registrable Securities covered by such registration statement are sold prior to the expiration of such 90-day period (except in connection with an underwritten offering, in which case such registration statement shall be kept effective as long as the underwriters reasonably request in the underwriting agreement), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                 (iv) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

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                 (v) use all commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(a)(v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

                 (vi) use all commercially reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                 (vii) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement or any document incorporated therein by reference contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, and prepare and file promptly with the SEC a supplement or amendment to such prospectus or any such document incorporated therein by reference so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                 (viii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                 (ix) provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement;

                 (x) enter into such customary agreements (including an underwriting agreement in customary form with customary lock-up provisions not to exceed 180 days) and take all such other actions in connection therewith as the holders of a Majority of the Registrable Securities being registered or the managing underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                 (xi) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

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                 (xii) obtain a cold comfort letter from the Company's
independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a Majority of the Registrable Securities being registered or the managing underwriters reasonably request; and

                 (xiii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but nor more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of
Section 11(a) of the Securities Act.

             (b) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request.

         7.  REGISTRATION EXPENSES.

             (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and of all independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), fees and expenses of underwriters customarily paid by the issuer of securities (excluding discounts and commissions), the reasonable fees and expenses of any special experts retained by the Company or at the request of the managing underwriters in connection with such registration and fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company; provided, however, that all out of pocket Registration Expenses incurred by the Company pursuant to Section 3 shall be borne by the sellers of Registrable Securities and other persons (including the Company) selling Common Stock pursuant to the applicable registration statement on a pro rata basis based on the number of shares of Common Stock to be sold pursuant to such registration statement.

             (b) In connection with each registration hereunder, the holders of the Registrable Securities included therein shall be responsible for all fees and expenses of their counsel and for all underwriting discounts and commissions payable in respect of any sales of Registrable Securities.

         8.  INDEMNIFICATION; CONTRIBUTION.

             (a) Indemnification by Company. In the event of any registration of Registrable Securities hereunder, the Company agrees to indemnify to the full extent permitted by law, each holder of Registrable Securities, its officers, directors and partners and each Person

                                      -9-
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who controls such holder (within the meaning of the Securities Act and the
Exchange Act) against all losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus relating to the registration of such Registrable Securities or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are contained in any information furnished in writing to the Company by such holder expressly for use therein. The Company will reimburse each holder of Registrable Securities, its officers, directors, constituent partners and controlling Persons for any legal and other expenses as incurred in connection with investigating or defending any such losses, claims, damages, liabilities, expenses or actions. In connection with a firm commitment or best efforts underwritten offering, the Company will indemnify the underwriters or agents, their officers, directors, partners and each Person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) or agents to the same extent as provided above (or such greater extent as may be customarily required by the managing underwriters) with respect to the indemnification of the holders of Registrable Securities.

             (b) Indemnification by Holder of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any written information or affidavit furnished by such holder specifically for such registration statement and then only to the extent of the net proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement in reliance upon such information. The holders of Registrable Securities will reimburse, to the extent of the net proceeds, received by the holders of Registrable Securities, the Company, its officers, directors and controlling persons for any legal and other expenses as incurred in connection with investigation or defending any such losses, claims, damages, liabilities, expenses or actions.

             (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but omission of such notice shall not relieve the indemnifying party from liability hereunder except to the extent such indemnifying party is actually prejudiced by such failure to give notice) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld).


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
No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless an actual conflict of interest exists between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party will be obligated to pay the fees and expenses of such additional counsel or counsels.

             (d) Contribution. If the indemnification provided for in Section 8(a) is unavailable or insufficient to hold harmless each of the indemnified parties against any losses, claims, damages, liabilities and expenses (or actions in respect thereof) to which such persons may become subject under the Securities Act, then the indemnifying party shall, in lieu of indemnifying each party entitled to indemnification hereunder, contribute to the amount paid or payable by such party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such persons shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact, relates to information supplied by or concerning the indemnifying party on the one hand, or by such indemnified person on the other, and such person's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other allocation that does not take into account the equitable considerations referred to in this Section 8(d). No person guilty of fraudulent misrepresentation within the meaning of the Act shall be entitled to contribution from any person that is not guilty of such fraudulent misrepresentation.

         9.  RULE 144.

         The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available such information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the company will deliver to such holder a written statement that it has complied with such requirements

         10.  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS; LOCKUP.

         No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, underwriting agreements and other documents required under the terms of such underwriting arrangements. If a holder of Registrable Securities is participating in a Piggyback Registration that is an underwritten registration, such holder will (if requested by the managing underwriter) enter into an agreement not to sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Company held by such holder for a specified period of time (not to exceed 180 days) following the effective date of the registration statement. Such agreement shall be in writing in a form reasonably satisfactory to the holder, the Company and the managing underwriter. The Company may impose stop transfer instructions with respect to the Registrable Securities or other securities subject to the foregoing restriction until the end of the lock-up period.

         11.  MISCELLANEOUS.

              (a) Right to Suspend. The Company may, by notice in writing to each holder of Registrable Securities, require the holder of Registrable Securities to suspend use of any prospectus included in a registration statement filed hereunder if the Company reasonably determines that it contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or that any transaction in which the Company is engaged or proposes to engage would require an amendment to such registration statement or a supplement to such prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under Section 13 of the Exchange Act). Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 11(a), such holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of a properly supplemented or amended prospectus, and, if so directed by the Company, such holder will deliver to the Company all copies, other than permanent file copies, then in such holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company gives any such notice, the time period mentioned in Section 6(a)(iii), if applicable, will be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement has received the copies of such supplemented or amended prospectus. The Company agrees to use its reasonable best efforts to cause any suspension of use of any prospectus pursuant to this paragraph to be as short a period of time as possible.

              (b) Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

              (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of at least a Majority of the outstanding Registrable Securities.

              (d) Registrable Securities Held by the Company or its Affiliates. Whenever the consent or approval of holders of all or any specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (other than SCF if it is such an affiliate) will not be counted in determining whether such consent or approval was given by such holders.

              (e) Notices. All notices hereunder shall be in writing and shall be effective (i) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (ii) one business day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (iii) five business days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address set forth in the Exchange Agreement for the Company, or at the address for the holder of the Registrable Securities set forth in a registry maintained by the Company, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the holder of the Registrable Securities may designate by ten-day advance written notice.

              (f) Successors and Assigns; Transfer of Registration Rights. This Agreement will inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided however that the registration rights granted by this Agreement may be transferred only (i) by operation of law, or
(ii) to any Person to whom SCF sells or otherwise transfers Registrable Securities who (A) upon such transfer, will hold 500,000 or more Registrable Securities (such number of shares to be appropriately adjusted in the event of any stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidated or other reorganization) and (B) agrees to be bound by the terms and conditions of this Agreement and signs an addendum to this Agreement to such effect.

              (g) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.

              (h) Headings. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof.

              (i) Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to conflict of law principles. Any holder of Registrable Securities may bring any action or proceeding to enforce or arising out of this Agreement or in the instruments and agreements annexed hereto in any court of competent jurisdiction.

              (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be affected or impaired thereby.

              (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Exchange Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

              (l) Attorney's Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party will be entitled to recover reasonable attorney's fees in addition to any other available remedy.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   INPUT/OUTPUT INC.


                                   By:    /s/ C. ROBERT BUNCH
                                      -------------------------------------
                                   Name:  C. Robert Bunch
                                        -----------------------------------
                                   Title: Vice President
                                         ----------------------------------


                                   SCF-IV, L.P.

                                   By: SCF-IV, G.P., Limited Partnership,
                                   its General Partner

                                       By:    L. E. Simmons & Associates,
                                              Incorporated, its General Partner


                                       By:    /s/ ANDREW L. WAITE
                                          --------------------------------------
                                       Name:  Andrew L. Waite
                                            ------------------------------------
                                       Title: Managing Director
                                             -----------------------------------